SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 17, 2008

Date of Report (Date of earliest event reported)

INTERNATIONAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

333-52040

(Commission File Number)

98-0195748

(I.R.S. Employer Identification No.)

1628 West 1st Avenue, Suite 216, Vancouver, British Columbia,  V6J 1G1

 (Address of principal executive offices)

(800) 676-1006

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

____________________________________________________________________________________________________________________________________

SECTION 1. Registrant’s Business and Operations

None.

SECTION 2.  Financial Information

None.

SECTION 3.  Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On April 17, 2008 International Energy, Inc. (the "Company") completed a $2,400,000 self directed private placement (the “Private Placement”). The Private Placement consisted of the sale of 4,000,000 units (the "Units") at a price of $0.60 per Unit or $2,400,000 in the aggregate.

The Units were offered and sold to a total of 10 accredited investors (the “Investors”) as defined in Regulation D as promulgated under the Securities Act of 1933, as amended. The Unit Shares comprise approximately 10% of the Company’s issued and outstanding shares as at April 17, 2007.

Each Unit consisted of one share (collectively, the “Unit Shares”) of the Company’s common stock and one Series B Warrant to purchase a share  of common stock at $0.60 per share for a period of two years from the date of issuance (the “Warrants”).  In connection with the Private Placement the Company agreed to file a registration statement for the purpose of registering, subject to applicable laws, rules, regulations and any publicly-available written or oral guidance, comments, requirements or requests of the staff of the US Securities and Exchange Commission, the Unit Shares and the shares issuable upon the exercise of the Warrants, for resale by the Investors. The proceeds of the Private Placement will be used for working capital.

In connection with the Private Placement, the Company paid a commission of 100,000 Units (the “Commission Units”) to one registered broker dealer, with respect to Units sold to clients of such broker/dealer. The Commission Units do not have any registration rights but otherwise have the same terms and conditions as the Units.

SECTION 4.  Matters Related to Accountants and Financial Statements

None.

SECTION 5.  Corporate Governance and Management

None

SECTION 6. [Reserved]

N/A.

SECTION 7.  Regulation FD

None.

SECTION 8.  Other Events

None.

SECTION 9.  Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ENERGY, INC.

/s/ Harmel S. Rayat

Harmel S. Rayat

Chief Financial Officer

Date: April 18, 2008